Exhibit 99.2

ESSEX RENTAL CORP. EVALUATING STRATEGIC ALTERNATIVES FOR ESSEX CRANE RENTAL CORP.
- Retains RBC Capital Markets, LLC
- New Board Candidates To Be Nominated

BUFFALO GROVE, IL - April 10, 2015 - Essex Rental Corp. (Nasdaq: ESSX) ("Essex" or the “Company”) today announced that it has retained RBC Capital Markets, LLC, a premier advisor in the heavy-lift rental equipment segment, to evaluate strategic alternatives for Essex Crane Rental Corp., one of the Company's two operating subsidiaries. The Company's Board of Directors authorized the initiative and the hiring of RBC Capital Markets in January of this year in order to assess alternatives for creating shareholder value. The Company will provide periodic updates on the initiative as warranted.
The Company also announced that two of its long-standing directors, John Nestor and Dan Blumenthal, will not stand for reelection at the upcoming 2015 annual meeting of stockholders, and that the Nominating Committee of the Board is undertaking a search to identify possible candidates for inclusion on management's slate of director nominees for election at the 2015 annual meeting.
"We thank John and Dan for their years of service and commitment to our Board of Directors, and for their valuable contributions and insights" commented Laurence Levy, Chairman of Essex's Board.
Mr. Levy continued, "The turnover of seats on the Board furthers our commitment to responsible corporate governance, and will bring fresh perspectives and highly credentialed and relevant expertise to the Board for the benefit of our stockholders. We are confident that our search for director candidates will yield highly qualified professionals with strong credentials in the equipment rental sector or other relevant areas of expertise; and as a result of this reconstitution, the Board will be optimally positioned to continue our progress to date in both addressing the challenges faced by the Company and pursuing the opportunities available to it."
Additional information with respect to management's proposed slate of director nominees for election at the 2015 annual meeting of stockholders will be contained in the Company's proxy statement to be filed with the Securities and Exchange Commission on or before April 30, 2015.
About Essex Rental Corp.
Essex, through its subsidiaries, is one of North America's largest providers of rental and distribution for mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a large fleet, consisting primarily of cranes, as well as other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.
Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, without limitation, statements regarding possible strategic alternatives for Essex Crane Rental Corp. and the possible effects of any reconstitution of the Board of Directors of the Company. These statements also include statements of Essex's intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key

Exhibit 99.2

personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexrentalcorp.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.
CONTACT:
Essex Rental Corp.

Kory Glen
Chief Financial Officer
(847) 215-6522 / kglen@essexrental.com
OR
Patrick Merola
Manager of Investor Relations
(847) 215-6514 / pmerola@essexrental.com